                                                                    EXHIBIT 99.2
                                                                       EXHIBIT A
                                                                              TO
                                                                      SECURITIES
                                                                        PURCHASE
                                                                       AGREEMENT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.


                       CONVERTIBLE SUBORDINATED DEBENTURE

April 27, 2000                                                     $4,000,000.00

       FOR VALUE RECEIVED, ARI NETWORK SERVICES, INC., a corporation organized under the laws of the State of Wisconsin (hereinafter called the "BORROWER "), hereby promises to pay to the order of RGC INTERNATIONAL INVESTORS, LDC or its registered assigns (the "HOLDER") the sum of Four Million Dollars ($4,000,000.00) on April 27, 2003 (the "MATURITY DATE") and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum from the date hereof (the "ISSUE DATE") until the same becomes due and payable (which interest shall accrue on a daily basis), whether at maturity or upon conversion, redemption, acceleration or otherwise. Any amount of principal of or interest on this Debenture which, to the extent not converted in accordance with the provisions hereof, is not paid when due shall bear interest at the rate of seventeen percent (17%) per annum ("DEFAULT INTEREST") from the due date thereof until the same is paid. Interest shall be calculated based on a 360-day year and shall commence accruing on the Issue Date and, to the extent not converted in accordance with the provisions hereof, shall be payable in arrears at such time as the outstanding principal balance hereof with respect to which such interest has accrued becomes due and payable hereunder. All payments of principal and interest (to the extent not converted into shares of the Borrower's common stock, $.001 par value ("COMMON STOCK"), in accordance with the terms hereof) shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. The Maturity Date is subject to extension, at the option of the Holder, as provided in Article V hereof. This Debenture is being issued by the Borrower pursuant to the Securities Purchase Agreement, dated as of April 25, 2000, between the Borrower and the Holder (the "PURCHASE AGREEMENT"). Each capitalized term used, but not otherwise defined, herein shall have the meaning ascribed thereto in the Purchase Agreement. For purposes hereof, the term "DEBENTURES" shall be deemed to refer to this Debenture, all other convertible subordinated debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.


                                  I. REDEMPTION

       A. MANDATORY REDEMPTION. If any of the following events (each, a "MANDATORY REDEMPTION EVENT") shall occur:

              1. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon mandatory prepayment pursuant to Article I.B, upon acceleration or otherwise.

              2. The Borrower (i) fails to issue shares of Common Stock to any holder of the Debentures upon exercise by the holder of its conversion rights in accordance with the terms of the Debentures (for a period of at least sixty (60) days if such failure is solely as a result of the circumstances governed by the second paragraph of Article II.E below and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), (ii) fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to any Holder upon conversion of or otherwise pursuant to the Debentures as and when required by the Debentures or the Registration Rights Agreement, dated as of April 27, 2000, by and among the Borrower and the other signatories thereto (the "REGISTRATION RIGHTS AGREEMENT"), (iii) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of the Debentures upon conversion of or otherwise pursuant to the Debentures as and when required by the Debentures, the Purchase Agreement or the Registration Rights Agreement, or (iv) fails to fulfill its obligations pursuant to Sections 4(c), 4(d), 4(e), 4(h), 4(i), 4(j), or 5 of the Purchase Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by any holder of the Debentures;

              3. The Borrower fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC") prior to January 27, 2001 of the Registration Statement (as defined in the Registration Rights Agreement, the "REGISTRATION STATEMENT") required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b)of the Registration Rights Agreement) within sixty (60) days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the


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Registration Rights Agreement), lapses in effect or sales of all of the
Registrable Securities (as defined in the Registration Rights Agreement, the "REGISTRABLE SECURITIES") otherwise cannot be made thereunder (whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Borrower's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than twenty (20) consecutive days or more than sixty (60) days in any twelve (12) month period after such Registration Statement becomes effective;

              4. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

              5. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

              6. The Borrower shall: fail to maintain the listing of the Common Stock on the Nasdaq National Market ("NASDAQ"), the Nasdaq Small Cap Market ("NASDAQ SMALLCAP"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange ("AMEX");

              7. The sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of or the consolidation, merger or other business combination of the Borrower with or into any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (each, a "PERSON") or Persons when the Borrower is not the survivor (a "MAJOR TRANSACTION"); or

              8. The Borrower breaches any covenant contained in Article IV hereof and such breach continues uncured for a period of ten (10) days after written notice thereof to the Borrower from any holder of Debentures, then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs 1, 2, 3, 6, 7 or 8 at the option of the holders of at least 50% of the then outstanding principal amount of the Debentures exercisable by the delivery of written notice (the "MANDATORY REDEMPTION NOTICE") to the Borrower of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraphs 4 or 5, the then outstanding Debentures shall become immediately redeemable and the Borrower shall purchase each holder's outstanding Debentures for an amount equal to the greater of (i) 130% multiplied by the sum of (a) the then outstanding principal amount of the Debentures, plus (b) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Mandatory Redemption Amount (the "MANDATORY REDEMPTION DATE"), plus (c) Default Interest, if any, on the amounts referred to in clauses (a) and/or (b), plus (d) all Conversion Default Payments (as defined in Article II.E below), Delivery Default Payments (as


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defined in Article II.D.3 below) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement, and (ii) the "PARITY VALUE" of the Debentures to be redeemed, where parity value means the product of (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Debentures in accordance with the terms hereof (without giving any effect to any limitations on conversions of Debentures contained herein, multiplied by (b) the highest Closing Price (as defined below) for the Common Stock during the period beginning on the date of first occurrence of the Mandatory Redemption Event and ending one day prior to the Mandatory Redemption Date (the greater of such amounts being referred to as the "MANDATORY REDEMPTION AMOUNT"). The Mandatory Redemption Amount, together with all other ancillary amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice (other than the Mandatory Redemption Notice), all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection, and Holder shall be entitled to exercise all other rights and remedies available at law or in equity. "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on the Nasdaq as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holders of a majority of the outstanding principal amount of the Debentures and the Borrower ("BLOOMBERG") or, if the Nasdaq is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no last sale price of such security is available in any of the foregoing manners on the electronic bulletin board for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority of the outstanding principal amount of the Debentures for which the calculation of the Closing Price is required in order to determine the Conversion Price of such Debentures.

       B. TRADING MARKET REDEMPTION. If any Debentures cease to be convertible by any holder of the Debentures as a result of the limitations described in Article II.A.2 below (a "TRADING MARKET REDEMPTION EVENT"), and the Borrower has not, prior to, the date that such Trading Market Redemption Event arises, either (i) obtained the Stockholder Approval (as defined in Article II.A.2) or (ii) eliminated any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common Stock in excess of the Maximum Share Amount (as defined in Article II.A.2), then the Borrower shall be obligated to redeem immediately all of the then outstanding principal amount of the Debentures, in accordance with this Article I.B. An irrevocable redemption notice (the "TRADING MARKET REDEMPTION NOTICE") shall be delivered promptly to the holders of the Debentures in accordance with the terms hereof and shall state (i) that the Maximum Share Amount (as defined in Article II.A.2) has been issued upon conversion of the Debentures, (ii) that the Borrower is obligated to redeem all of the outstanding Debentures and (iii) the Mandatory Redemption Date, which shall be a date within five (5) business days of the earlier of (a) the date the Trading Market Redemption Notice is sent to the Borrower or (b) the


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date on which the holders of the Debentures notify the Borrower of the occurrence of a Trading Market Redemption Event. On the Mandatory Redemption Date, the Borrower shall make payment of the Mandatory Redemption Amount (as defined in Article I.A above) in cash.

       C. REDEMPTION IN LIEU OF CONVERSION. Notwithstanding anything to the contrary contained in this Article I and subject to the terms of this Article I.C, after October 27, 2000, if (i) the Closing Price of the Common Stock is less than the Conversion Price (as defined in Article II.B) (the "REDEMPTION THRESHOLD"), (ii) there is no Mandatory Redemption Event or Trading Market Redemption Event and (iii) (a) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and has been in effect and sales of all of the Registrable Securities can be made thereunder for at least thirty (30) consecutive Trading Days (as defined below) prior to the date the Notice of Conversion is submitted and (b) the Borrower has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Debentures and exercise of the Warrants and Investment Options (each as defined in the Purchase Agreement), on any day a Notice of Conversion (as defined in Article II.D below) is given, the Borrower shall have the option, in lieu of issuing shares of Common Stock to the holders upon conversion in accordance with the terms of Article II below, to redeem all or any portion of principal amount of the Debentures submitted for conversion for an amount in cash equal to the principal amount of the Debenture plus (x) all accrued and unpaid interest and Default Interest of such principal amount of the Debentures plus (y) all Conversion Default Payments (as defined in Article II.E. below), Delivery Default Payments (as defined in Article II.D.3. below) and any other amounts owed to such holder pursuant to Section 2(c) of the Registration Rights Agreement (the "REDEMPTION IN LIEU OF CONVERSION AMOUNT"). If the Closing Price of the Common Stock is at any time below the Redemption Threshold (a "REDEMPTION IN LIEU OF CONVERSION NOTICE TRIGGER DATE"), the Borrower shall promptly notify the holders of the Debentures as to whether the Borrower will issue shares of Common Stock, deliver cash in redemption or any combination thereof in respect of the Debentures submitted for conversion pursuant to Article II. The Borrower will be bound by such notice for a period of thirty (30) days (the "TERM") from the date of such notice, at the end of which the Borrower may elect to renew such notice. A failure to issue or renew within one (1) Trading Day of the Redemption In Lieu of Conversion Notice Trigger Date or the end of a Term shall be deemed to be an election to issue Common Stock upon conversion of the Debentures during the subsequent Term. Any redemption amounts payable hereunder shall be paid to the converting Holder within two (2) Trading Days of the Conversion Date. "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

       D. MAJOR TRANSACTION REDEMPTION. Notwithstanding anything to the contrary, so long as for at all times during the period beginning thirty (30) Trading Days prior to the date of the Major Transaction Redemption Notice (as defined below) and ending on the Major Transaction Redemption Date (as defined below) (i) all of the shares of Common Stock issuable upon conversion of the Debentures are then (x) authorized and reserved for issuance, (y) registered for resale under the 1933 Act by the holders of the Debentures and sales of such shares may be made thereunder (or such shares may otherwise be resold publicly without restriction)


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and (z) eligible to be traded on the Nasdaq, the Nasdaq SmallCap, the NYSE or the AMEX and (ii) no Mandatory Redemption Event or Trading Market Redemption Event shall have occurred and be continuing, then, in the event the Borrower publicly announces its intention to consummate a Major Transaction, the Borrower shall have the right to deliver written notice to the holders of the Debentures of its intention to redeem all of the Debentures in accordance with this Article I.D. Any notice (the "MAJOR TRANSACTION REDEMPTION NOTICE") of redemption hereunder (an "MAJOR TRANSACTION REDEMPTION") shall be delivered to the holders of the Debentures at their registered addresses appearing on the books and records of the Borrower and shall state (1) that the Borrower is exercising its right to redeem all of the outstanding Debentures issued and (2) the date of redemption (the "MAJOR TRANSACTION REDEMPTION DATE"), which date shall be (A) at least twenty (20) Trading Days after the date of delivery of the Major Transaction Redemption Notice and (B) the date of consummation of the Major Transaction. In the event that the Major Transaction Notice is delivered to the holders of the Debentures but the Major Transaction is not consummated, the Major Transaction Notice shall be deemed to be withdrawn as to such holder. On the Major Transaction Redemption Date, the Borrower shall make payment of the Major Transaction Redemption Amount (as defined below) to or upon the order of the holders as specified by the holders in writing to the Borrower at least one
(1) business day prior to the Major Transaction Redemption Date. If the Borrower exercises its right to redeem the Debentures, the Borrower shall make payment to the holders of an amount in cash (the "MAJOR TRANSACTION REDEMPTION AMOUNT") equal to the greater of (x) the sum of (a) 200% multiplied by the sum of (i) the principal amount of the Debentures to be redeemed and (ii) all accrued and unpaid interest on such principal amount for the period beginning on the Issue Date and ending on the Major Transaction Redemption Date, for the outstanding amount of the Debentures then held, plus (b) all Conversion Default Payments, Delivery Default Payments and any other amounts owed to such holder pursuant to
Section 2(c) of the Registration Rights Agreement and (y) the "EQUIVALENT VALUE" of the shares to be redeemed, where equivalent value means the product of (a) the highest number of shares of Common Stock issuable upon conversion of such shares of the Debentures in accordance with Article II below (without giving any effect to any limitations on conversions of shares contained herein, and treating the Trading Day (as defined in Article I.C.) immediately preceding the Major Transaction Redemption Date as the Conversion Date (as defined in Article II.D.5.) for purposes of determining the lowest applicable Conversion Price (including any adjustment pursuant to Article II.C.)), multiplied by (b) the highest Closing Price (as defined in Article I.A.) for the Common Stock during the period beginning on the date of delivery of the Major Transaction Redemption Notice and ending one day prior to the Major Transaction Redemption Date. Notwithstanding notice of a Major Transaction Redemption, the holders shall at all times prior to the Major Transaction Redemption Date maintain the right to convert all or any Debentures at the Conversion Price then in effect (including any adjustments pursuant to Article II.C.) in accordance with Article II, and any Debentures so converted after receipt of a Major Transaction Redemption Notice and prior to the Major Transaction Redemption Date set forth in such notice and payment of the aggregate Major Transaction Redemption Amount shall be deducted from the Debentures which are otherwise subject to redemption pursuant to such notice. If the Borrower delivers a Major Transaction Redemption Notice and fails to pay the Major Transaction Redemption Amount due to the holders of the Debentures on the Major Transaction Redemption Date, the Borrower (and any Successor Entity (as defined in Article II.C.2)) shall forever forfeit its right to redeem the


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Debentures pursuant to this Article I.D. and such Successor Entity shall assume the obligations of the Borrower under this Debenture in accordance with Article II.C.2.

       E. FAILURE TO PAY REDEMPTION AMOUNTS. In the case of a Mandatory Redemption Event or the delivery of a Redemption In Lieu of Conversion Notice or a Major Transaction Redemption Notice, if the Borrower fails to pay the Mandatory Redemption Amount, Redemption In Lieu of Conversion Amount or Major Transaction Redemption Amount, as applicable, within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, the Holder shall have the right at anytime, from time to time, after a Mandatory Redemption Date, Redemption In Lieu of Conversion Date or Major Transaction Redemption Date, as applicable, to require the Borrower, upon written notice, to issue as soon as practicable thereafter (in accordance with and subject to the terms of Article II below), in lieu of the Mandatory Redemption Amount, Redemption In Lieu of Conversion Amount or Major Transaction Redemption Amount, as applicable, the number of shares of Common Stock of the Borrower equal to such applicable redemption amount divided by the lesser of (i) the Market Price (as defined below) on the Trading Day prior to the date Holder elects to exercise its rights pursuant to this Article I.E. and (ii) the Conversion Price (as defined below) in effect on the date Holder elects to exercise its rights pursuant to this Article I.E.


                     II. CONVERSION AT THE OPTION OF HOLDER

       A.     OPTIONAL CONVERSION

              1. CONVERSION AMOUNT. The Holder may, at its option at any time and from time to time, upon surrender of this Debenture, convert all or any portion of this Debenture into Common Stock as set forth below (an "OPTIONAL CONVERSION"). This Debenture shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Borrower into which such Common Stock is thereafter changed or reclassified, as is determined by dividing (a) the Conversion Amount (as defined below) by (b) the Conversion Price (as defined in Article II.B below); provided, however, that in no event shall Holder be entitled to convert this Debenture to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture or the unexercised or unconverted portion of any other securities of the Borrower (including, without limitation, the Warrants and Investment Options issued by the Borrower pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture (and upon the exercise, if any, of the Warrants and Investment Options in connection therewith) with respect to which the determination of this proviso is being made, would result in beneficial ownership by Holder and Holder's affiliates of more than 4.9% of the outstanding shares of Common Stock; provided, however, in the event of a Borrower Conversion (as defined below) pursuant to Article III, such


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beneficial ownership by the Holder and its affiliates may exceed 4.9%, but in no event shall such beneficial ownership exceed 9.9%, of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence,
(i) beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso and (ii) such proviso may not be amended without (a) the written consent of the Holder and the Borrower and (b) the approval of the holders of a majority of Borrower's Common Stock present, or represented by proxy, and voting at any meeting called to vote on such proviso. "CONVERSION AMOUNT" means (i) the portion of the principal amount of this Debenture being converted, plus (ii) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Article II.B), plus (iii) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (i) and/or (ii), plus (iv) any Conversion Default Payments (as defined in Article II.E) and Delivery Default Payments (as defined in Article II.D.3) payable with respect thereto, together with any other amounts owed to Holder pursuant to
Section 2(c) of the Registration Rights Agreement.

              2. TRADING MARKET LIMITATION. Unless the Borrower either (i) is permitted (or not prohibited) by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded to issue shares of Common Stock upon conversion of or otherwise pursuant to the Debentures in excess of the Maximum Share Amount (as defined below) or (ii) has obtained stockholder approval of the issuance of shares of Common Stock upon conversion of or otherwise pursuant to the Debentures in excess of the Maximum Share Amount in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities (the "STOCKHOLDER APPROVAL"), in no event shall the total number of shares of Common Stock issued upon conversion of or otherwise pursuant to the Debentures (including any shares of capital stock or rights to acquire shares of capital stock issued by the Borrower which are aggregated or integrated with the Common Stock issued or issuable upon conversion of or otherwise pursuant to the Debentures for purposes of any such rule or regulation) exceed 1,232,987 (19.99% of the total shares of Common Stock outstanding on the Issue Date) (the "MAXIMUM SHARE AMOUNT"), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Article VI.1 below. In the event that the sum of (x) the aggregate number of shares of Common Stock actually issued upon conversion of or otherwise pursuant to the Debentures plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of or otherwise pursuant to the then outstanding Debentures at the then effective Conversion Price, represents at least one hundred percent (100%) of the Maximum Share Amount (the "TRIGGERING EVENT"), the Borrower will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event.


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         B. CONVERSION PRICE. Subject to subparagraph 2 below, the "CONVERSION
PRICE" shall mean $4.00. The Conversion Price shall be subject to adjustments pursuant to the provisions of Article II.C below.

         C. ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as follows:

            1. ADJUSTMENT TO CONVERSION PRICE DUE TO STOCK SPLIT, STOCK DIVIDEND, ETC. If at any time when this Debenture is outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification or other similar event, which event shall have taken place during the reference period for determination of the Conversion Price for any Optional Conversion or Maturity, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event. In such event, the Borrower shall notify the Transfer Agent of such change on or before the effective date thereof.

            2. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is outstanding and prior to the conversion of all Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, (each, a "CHANGE OF CONTROL TRANSACTION"), then Holder shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of this Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of this Debenture. The Borrower shall not effect any transaction described in this subparagraph 2 unless (i) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such Change of Control Transaction (during which time Holder shall be entitled to convert this Debenture), which notice shall be given concurrently with the first public announcement of such transaction, and (ii) the resulting successor or acquiring entity (if not the Borrower) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control Transaction (each, a "SUCCESSOR ENTITY"), assumes by written instrument all of the obligations of the Borrower under this Debenture (including under this subparagraph 2). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

            3. ADJUSTMENT DUE TO DISTRIBUTION. Subject to Article IV.A, if the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "DISTRIBUTION"), then Holder shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion had Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

            4. PURCHASE RIGHTS. Subject to Article IV.A, if at any time when this Debenture is outstanding the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein and based upon the Conversion Price as would then be in effect) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            5. ANTIDILUTION PROVISIONS. The Conversion Price shall be subject to adjustment from time to time as provided below:

                    (A)  ADJUSTMENT OF CONVERSION PRICE.

                        (I) FULL RATCHET ANTIDILUTION. If, during the period
               commencing on the Issue Date and ending on the date which is twelve (12) months from the Issue Date (subject to extension by one (1) Trading Day for each Trading Day that (i) any Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is not effective or sales of all of the Registrable Securities otherwise cannot be made thereunder during the Registration Period (whether by reason of the Borrower's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise), (ii) any Mandatory Redemption Event or Trading Market Redemption Event exists, without regard to whether any periods shall have run or (iii) the Borrower is in breach of any of its obligations pursuant to
               Section 4(h) of the Purchase Agreement (such date is hereinafter referred to as the "FULL RATCHET EXPIRATION DATE ")), the Borrower is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such deemed issuance or sale (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance.

                    (II) WEIGHTED AVERAGE ANTIDILUTION. If, on or after the Full
               Ratchet Expiration Date, the Borrower issues or sells, or in accordance with Article II.C.5(b) hereof, is deemed to have issued or sold, any shares of Common Stock in a Dilutive Issuance, then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Paragraph 4(b) hereof, received by the Borrower upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance.

               (B) EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price, the following will be applicable:

                    (I) ISSUANCE OF RIGHTS OR OPTIONS. If the Borrower in any
               manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price, then the Conversion Price shall be adjusted pursuant to Article II.C.5(a). For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options. Notwithstanding the foregoing, if the Board of Directors and the shareholders of the Borrower approve an anti-takeover plan involving the distribution of rights to all of the shareholders of the Borrower, no adjustment to the Conversion Price will be made pursuant to Article II.C.5.

                    (II) ISSUANCE OF CONVERTIBLE SECURITIES. If the Borrower in
               any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price, then the Conversion Price shall be adjusted pursuant to Article II.C.5(a). For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (III) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Borrower upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (IV) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED
               CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.


                    (V) CALCULATION OF CONSIDERATION RECEIVED. If any Common
               Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Borrower therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Borrower in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Borrower will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Borrower will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Borrower is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Borrower.

                    (VI) EXCEPTIONS TO ADJUSTMENT OF CONVERSION PRICE. No
               adjustment to the Conversion Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Issue Date; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Borrower now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Borrower or a majority of the members of a committee of independent directors established for such purpose; (iii) upon issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) and (iv) upon issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic alliance, relationship, partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Borrower.

               (C)  CERTAIN DEFINITIONS.

                    (I) As used in this Article II.C, "COMMON STOCK" includes
               the Common Stock, par value $.001 per share, and any additional class of stock of the Borrower having no preference as to dividends or distributions on liquidation, provided that the shares issuable pursuant to the Debentures shall include only shares of Common Stock, par value $.001 per share, in respect of which the Debentures are convertible, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to above hereof, the stock or other securities or property provided for in such paragraph.

                    (II) "MARKET PRICE," as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on Nasdaq for the five (5) Trading Days immediately preceding such date as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holder and the Borrower ("Bloomberg"), or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or
               (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Borrower or, at the option of the holders of a majority of the Debentures, by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Borrower. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

         D. MECHANICS OF CONVERSION. In order to convert this Debenture into shares of Common Stock, Holder shall: (1) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") to the Borrower by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE"), on the date specified therein as the Conversion Date (as defined in Article II.D.5) (or by other means resulting in, or reasonably expected to result in, written notice to the Borrower on the date specified therein as the Conversion Date) to the office of the Borrower or its designated Transfer Agent for the Debentures, which notice shall specify the principal amount of this Debenture to be converted, the applicable Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (including the number of shares issuable upon exercise of the Investment Options, if any); and (2) subject to Article II.D.1 below, surrender this Debenture along with a copy of the Notice of Conversion to the office of the Borrower as soon as practicable thereafter. In the case of a dispute as to the calculation of the Conversion Price, the Borrower shall promptly issue that number of shares of Common Stock as is not disputed in accordance with subparagraph (3) below. The Borrower shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall review the calculations and notify the Borrower and Holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

            1. SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, Holder may not transfer this Debenture unless Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of Holder a new Debenture of like tenor, registered as Holder may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

            2. LOST OR STOLEN DEBENTURES. Upon receipt by the Borrower of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of this Debenture, if mutilated, the Borrower shall execute and deliver a new Debenture of like tenor and date.

            3. DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the submission of a Notice of Conversion, the Borrower shall, within two (2) business days after the Conversion Date (the "DELIVERY PERIOD"), issue and deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase Agreement) to or upon the order of Holder that number of shares of Common Stock for the portion of this Debenture converted (and, if applicable, the number of shares of Common Stock issuable upon exercise of Investment Options in connection therewith) as shall be determined in accordance herewith. In addition to any other remedies available to Holder, including actual damages and/or equitable relief, the Borrower shall pay to Holder $2,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Borrower fails to deliver Common Stock (a "DELIVERY DEFAULT") issuable upon conversion of this Debenture pursuant to the Notice of Conversion until such time as the Borrower has delivered all such Common Stock (the "DELIVERY DEFAULT PAYMENTS"). Such Delivery Default Payments shall be paid to Holder by the fifth (5th) day of the month following the month in which they have accrued or, at the option of Holder (by written notice to the Borrower by the first day of the month following the month in which they have accrued), shall be convertible into Common Stock in accordance with the terms of this Article II.

     In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's Transfer Agent is participating in the Depository Trust Borrower ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of Holder and its compliance with the provisions contained in Article II.A and in this Article II.D, the Borrower shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

            4. NO FRACTIONAL SHARES. If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher number of shares.

            5. CONVERSION DATE. The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Borrower or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Borrower or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion of this Debenture shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to this Debenture (or portion thereof) surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a Holder of this Debenture shall survive to the extent the Borrower fails to deliver such securities.

     E. RESERVATION OF SHARES. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion in full of the Debentures outstanding (based on the Conversion Price in effect from time to time), the exercise in full of the Investment Options and the exercise in full of the Warrants shall at all times be reserved by the Borrower, free from preemptive rights, for such conversion. As of the Issue Date, 4,000,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Debentures and upon exercise of the Investment Options and the Warrants (the "RESERVED AMOUNT"). The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Borrower shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible and for which the Investment Options shall be exercisable, the Borrower shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the Debentures and exercise of the Investment Options and the Warrants.

         If at any time Holder submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock duly reserved and available for issuance to effect such conversion in accordance with the provisions of this Article II (a "CONVERSION DEFAULT"), subject to Article VI.I, the Borrower shall issue to Holder all of the shares of Common Stock which are available to effect such conversion. The portion of the principal amount of this Debenture (or the number of shares of Common Stock) included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved by the Borrower to permit such conversion (or exercise), at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by Holder in respect thereof. The Borrower shall use its best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of
(x) such time that Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion hereof and (y) a Conversion Default. In addition, the Borrower shall pay to Holder payments ("CONVERSION DEFAULT PAYMENTS") for a Conversion Default in the amount of (a) .24, multiplied by (b) the Conversion Default Amount (as defined below), multiplied by (c)(N/365), where N = the number of days from the day Holder submits a Notice of Conversion giving rise to a Conversion Default (the "CONVERSION DEFAULT Date") to the date (the "AUTHORIZATION DATE") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the Debentures. "CONVERSION DEFAULT AMOUNT" means the then outstanding principal amount of all Debentures held by Holder plus the aggregate accrued interest thereon as of the first day of the Conversion Default. The Borrower shall send notice to Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the Borrower's option, as follows:

            1. In the event Holder elects to take such payment in cash, cash payment shall be made to Holder by the fifth (5th) day of the month following the month in which it has accrued.

            2. In the event the Holder elects to take such payment in Common Stock, Holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article II (so long as there is then a sufficient number of authorized shares of Common Stock).

            Holder's election shall be made in writing to the Borrower at any time prior to 9:00 p.m, New York City time, on the third (3rd) day of the month following the month in which Conversion Default payments have accrued. If no election is made, Holder shall be deemed to have elected to receive cash. Nothing herein shall limit Holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

         F. NOTICE OF CONVERSION PRICE ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article II, the Borrower, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of this Debenture.

                  III. CONVERSION AT THE OPTION OF THE BORROWER

         Subject to the limitations on conversion set forth in Article II.A.2. and so long as for at all times during the period beginning ninety (90) days prior to the Forced Conversion Trigger Date (as defined below) and ending on the Borrower Conversion Date (as defined below) (i) all of the shares of Common Stock issuable upon conversion of the Debentures are then (x) authorized and reserved for issuance, (y) registered for resale under the 1933 Act by the Holders of the Debentures (or may otherwise be resold publicly without restriction) and (z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Mandatory Redemption Event or Trading Market Redemption Event, then, at any time after October 27, 2000 (subject to extension by one Trading Day for each Trading Day following effectiveness that sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot be made pursuant to the Registration Statement (whether by reason of the Borrower's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement, during an Allowed Delay or otherwise)), the Borrower shall have the right on any Trading Day (a "FORCED CONVERSION TRIGGER DATE") on which, and for a period of twenty (20) consecutive Trading Days prior thereto, the Closing Price of the Common Stock is greater than 165% of the Conversion Price (subject to adjustment for stock splits, stock dividends and similar transactions), to deliver written notice (the "BORROWER CONVERSION NOTICE") to all of the Holders of the Debentures (which notice may not be sent to the Holders of the Debentures (a) until the Borrower is permitted to convert the Debentures pursuant to this Article III and (b) during any period of time in which the Borrower is in possession of any information, the disclosure of which could cause a material increase in the Trade Price of the Borrower's Common Stock, unless such information is publicly disclosed at least five (5) Trading Days prior to the Borrower Conversion Date (as defined below)) of its intention to convert all of the outstanding Debentures into shares of Common Stock in accordance with this Article III and Article II; provided, however, that a Borrower Conversion shall not be permitted if during the period beginning on the date the Borrower Conversion Notice is delivered to the holders of the Debentures and ending on the Trading Day prior to the Borrower Conversion Date the average Closing Price of the Common Stock during such period is not greater than 150% of the Conversion Price (subject to adjustment for stock splits, stock dividends and similar transactions). Any conversion hereunder (a "BORROWER CONVERSION") shall be as of the date (the "BORROWER CONVERSION DATE") specified in the Borrower Conversion Notice (but in no event prior to the tenth
(10th) Trading Day following the date of such notice). The Borrower Conversion Notice shall be delivered to the holders of the Debentures at their registered addresses appearing on the books and records of the Borrower, which notice shall contain substantially the same information as the Notice of Conversion described in Article II.D. The Borrower Conversion Date shall be the "Conversion Date" for purposes of determining the Conversion Price and the time within which certificates representing the Common Stock must be delivered to the holder upon a Borrower Conversion. Notwithstanding notice of a Borrower Conversion, the Holder shall at all times prior to the Borrower Conversion Date maintain the right to convert all or any portion of this Debenture in accordance with Article
II. "TRADE PRICE" means, for any security as of any date, the sale price of the Common Stock on the Nasdaq as reported by Bloomberg or, if Nasdaq is not the principal trading market for such security, the sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no sale price of such security is available in any of the foregoing manners, the bid price of any market maker for such security that is listed in the "pink sheet" by the National Quotation Bureau, Inc. If the Trade Price cannot be calculated for such security on such date in the manner provided above, the Trade Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority of the outstanding principal amount of the Debentures. All conversions pursuant to this Article III will be subject to the limitations set forth in Article II.A.1. If, due to the limitations set forth in Article II.A.1, Holder is unable to convert any portion of the Debentures pursuant to this Article III, Holder shall not convert any such portion of the Debentures not converted as a result of such limitation until the Holder's beneficial ownership (as calculated in accordance with Article II.A.1) of Borrower is below 9.9% of the outstanding shares of Common Stock. If (i) a Borrower's Conversion Notice has been delivered, (ii) Holder's beneficial ownership (as calculated in accordance with Article II.A.1) of Borrower decreases below 9.9% of the outstanding shares of Common Stock, and
(iii) amounts (either principal or interest) remain outstanding under the Debentures, at any time the Holder's beneficial ownership of Borrower decreases below 9.9% of the outstanding shares of Common Stock, without any further notice to the Borrower, the Holder shall resume conversion of the Debentures pursuant to this Article III until (i) Holder's beneficial ownership (as calculated in accordance with Article II.A.1) of Borrower increases to 9.9% of the outstanding shares of Common Stock or (ii) all amounts outstanding under the Debentures have been converted.

                              IV. CERTAIN COVENANTS

         The covenants in this Article IV shall be terminated when the principal amount of the Debentures outstanding is equal to or less than $500,000.

         A. DISTRIBUTIONS ON CAPITAL STOCK. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (b) directly or indirectly through any subsidiary make any other payment or distribution in respect of its capital stock, except in each case (1) dividends payable in or distributions of Common Stock or preferred stock of the Borrower and (2) rights permitting shareholders to purchase securities of the Borrower.

         B. RESTRICTION ON STOCK REPURCHASES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, except in each case in exchange for Common Stock or preferred stock of the Borrower.

         C. BORROWINGS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) borrowings from a bona fide financial lending institution, (c) indebtedness to trade creditors incurred in the ordinary course of business,(d) borrowings, the proceeds of which shall be used to repay this Debenture, (e) indebtedness assumed or incurred in connection with an acquisition of a business, product, license or other asset, (f) refinancing or restructuring of any of the foregoing or (g) indebtedness that is subordinate to the Debentures.

         D. SALE OF ASSETS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, sell, lease or otherwise dispose of any of its assets outside the ordinary course of business, except (a) sales which qualify as a Major Transaction (as defined in Article I.A.), (b) sales of a business, product, license or other asset that the Board of Directors determine is in the best interests of the Borrower and its shareholders, and (c) in each twelve (12) month period beginning on the Issue Date, any sale of assets with an aggregate fair market value of less than $500,000. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

         E. ADVANCES AND LOANS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, directly or indirectly, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, lend money, give credit or make advances to any person, firm, partnership, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business and (c) loans to subsidiaries or joint ventures, if such loans have been approved by a majority of the independent directors of the Borrower.

         F. CONTINGENT LIABILITIES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the written consent of the holders of a majority of the then outstanding principal amount of the Debentures, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof,
(b) guarantees of obligations of a subsidiary of Borrower in the ordinary course of business, (c) guarantees of indebtedness made in connection with the acquisition of a business, product, license or other asset, and (d) similar transactions in the ordinary course of business.

                                   V. MATURITY

         The entire principal amount of the Debentures then outstanding (together with any accrued and unpaid interest thereon, Default Interest, Conversion Default Payments, Delivery Default Payments and all other amounts due and payable by the Borrower pursuant to Section 2(c) of the Registration Rights Agreement) on the Maturity Date, shall be paid by the Borrower to the Holder in cash. At the option of the Holder, the Maturity Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Debentures that (i) any Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is not effective or sales of all of the Registrable Securities otherwise cannot be made thereunder during the Registration Period (whether by reason of the Borrower's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise),
(ii) any Mandatory Redemption Event or Trading Market Redemption Event exists, without regard to whether any cure periods shall have run or (iii) the Borrower is in breach of any of its obligations pursuant to Section 4(h) of the Purchase Agreement.

                                VI. SUBORDINATION

         A. AGREEMENT TO SUBORDINATE. Notwithstanding anything in this Debenture to the contrary, the Borrower agrees, and by accepting this Debenture the Holder agrees, that the indebtedness evidenced by this Debenture is subordinate to the extent and in the manner expressly provided in this Article VI and that the subordination is for the benefit of and enforceable by the holders of Senior Debt (as defined herein). This Debenture shall in all respects rank at lease pari passu with all other present and future obligations of the Borrower, and only Senior Debt shall rank senior to this Debenture upon any Insolvency Event (as defined below).

         B. INSOLVENCY, BANKRUPTCY, DISSOLUTION OF BORROWER. Upon any payment or distribution (whether in cash, securities or other property) to creditors of the Borrower upon any Insolvency Event (as hereinafter defined): (i) all Senior Debt shall first be paid in full before the Holder shall be entitled to receive any payment or other distribution on or in respect of this Debenture; and (ii) until all Senior Debt is paid in full, any payment or distribution to which the Holder of this Debenture would be entitled but for this Article VI shall be made to holders of Senior Debt as their interests may appear, except that the Holder may receive shares of the Borrower as reorganized or readjusted or securities of the Borrower or any other corporation if the payment of such securities is subordinate to Senior Debt to at least the same extent as this Debenture is subordinate to Senior Debt.

         C. SUBORDINATED ACCELERATION; STANDSTILL. So long as any Senior Debt is outstanding, the Holder will not for an aggregate of thirty (30) days following delivery of a Mandatory Redemption Notice, solely in respect of an event described in Articles I.A.3 or I.A.6 (the "STANDSTILL PERIOD"), pursue or exercise any right, power or remedy or institute any proceeding to receive the Mandatory Redemption Amount. The Holder shall only be required to standstill for one Standstill Period pursuant to this Article VI.C. during the term of this Debenture.

         D. PERMITTED PAYMENTS. So as to eliminate any doubt, except in the event of an Insolvency Event, or as provided in Article VI.C. during the Standstill Period, all payments under this Debenture, and payments under Section 2(c) of the Registration Rights Agreement (whether in cash or Common Stock (as applicable)) (collectively, "PERMITTED PAYMENTS") shall be credited or made by the Borrower on the terms of this Debenture.

         E. TURNOVER. If the Holder receives any payment or other distribution on this Debenture (whether in cash, property, securities or whatever) at a time when such payment or distribution should not have been made to the Holder by reason of this Article VI, such payment or distribution shall be deemed to have been received and held in trust for the benefit of the holders of the Senior Debt, and shall be segregated from other property of the Holder and be paid and delivered as promptly as practicable to the holders of the Senior Debt, as their interests may appear, for application to, or collateral for, the payment or prepayment of the Senior Debt.

         F. RELATIVE RIGHTS. This Article VI defines the relative rights of the Holder and the holders of Senior Debt. Nothing herein shall: (i) impair, as between the Borrower and the Holder, the obligation of the Borrower, which is absolute and unconditional, to pay principal of, premium, if any, and interest on this Debenture in accordance with its terms and to fulfill its other obligations hereunder; or (ii) except as otherwise expressly provided herein, prevent the Holder from exercising its available remedies upon a default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to the Holder.

         G. CONVERSION. Notwithstanding anything to the contrary contained in this Article VI, nothing in this Article VI shall restrict (i) the rights of the Holder to convert this Debenture in accordance with Article II, including, without limitation, after an Insolvency Event or (ii) to receive Common Stock in lieu of the Mandatory Redemption Amount in accordance with Article I.E.

         H. DEFINITIONS.

                  1. "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, 11 U.S.C.ss. 101 et seq., or any successor statute thereto.

                  2. "INSOLVENCY EVENT" means (i) any winding-up, insolvency, bankruptcy, liquidation or reorganization of the Borrower, whether voluntary or involuntary, (ii) any proceeding or case for reorganization, liquidation, bankruptcy, dissolution or other winding-up of the Borrower or its assets, whether or not involving insolvency or bankruptcy, (iii) any assignment by the Borrower for the benefit of creditors or (iv) any receivership or other similar proceeding or any marshaling of assets of the Borrower.

                  3. "SENIOR DEBT" means all obligations and liabilities of the Borrower or any of its subsidiaries, whether for or on account of principal, reimbursement obligations, accrued and unpaid interest (including without limitation all interest accruing on and after an Insolvency Event), fees, expenses, indemnities and other amounts payable under or in connection with any and all bank, institutional or other financial transaction indebtedness hereafter created, assumed or incurred, which by their terms are senior to this Debenture in an Insolvency Event and which were not issued in breach of the covenants contained in Article IV of this Debenture and Section 4(e) of the Purchase Agreement.

                               VII. MISCELLANEOUS

         A. FAILURE OF INDULGENCE NOT WAIVER. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         B. NOTICES. Any notices required or permitted to be given under the terms of this Debenture shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or by facsimile, in each case addressed to a party. The addresses for such communications shall be:


                           If to the Borrower:

                           ARI Network Services, Inc.
                           330 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202-3149
                           Attention: Brian Dearing
                           Facsimile:  (414) 283-4375

                           With copy to:

                           Godfrey & Kahn SC
                           780 N. Water Street
                           Milwaukee, Wisconsin   53202
                           Attention:  Larry D. Lieberman, Esq.
                           Facsimile: (414) 273-5198

         If to Holder, to the address set forth immediately below Holder's name on the signature pages to the Purchase Agreement or such other address as is communicated to the Borrower by notice by Holder in accordance with the terms hereof.

                           With copy to:

                           Bradley D. Houser
                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Facsimile:  (305) 374-5095

         C. AMENDMENT PROVISION. The Debentures may be amended only by an instrument in writing signed by the Borrower and the holders of a majority of the then outstanding principal amount of the Debentures.

         D. ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. In the event Holder shall sell or otherwise transfer any portion of this Debenture, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining holders of Debentures, pro rata based on the total principal amount of Debentures then held by such holders.

         E. COST OF COLLECTION. If default is made in the payment of this Debenture, the Borrower shall pay Holder costs of collection, including reasonable attorneys' fees.

         F. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed in the State of Wisconsin (without regard to principles of conflict of laws). The Borrower and Holder irrevocably consent to the exclusive jurisdiction of the United States federal courts located in Delaware in any suit or proceeding based on or arising under this Debenture, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Borrower and Holder irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Borrower and Holder further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Borrower and Holder agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         G. DENOMINATIONS. At the request of Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $250,000 as Holder shall request.

         H. PAYMENT OF CASH; DEFAULTS. Whenever the Borrower is required to make any cash payment to Holder under this Debenture (as a Conversion Default Payment or otherwise but not including payments of principal and interest hereunder), such cash payment shall be made to Holder within five Trading Days after delivery by Holder of a notice specifying that Holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made and appropriate delivery instructions, including any necessary wire transfer instructions. If such payment is not delivered within such five-Trading Day period, Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 17% and the highest interest rate permitted by applicable law until such amount is paid in full to Holder.

         I. PRO RATA ALLOCATIONS. The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Borrower pro rata among the holders of the Debentures based on the total principal amount of Debentures originally issued to each holder of the Debentures. Each increase to the Maximum Share Amount and the Reserved Amount shall be allocated pro rata among the holders of the Debentures based on the total principal amount of Debentures held by each holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of the Debentures, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any the Debentures shall be allocated to the remaining holders of shares of the Debentures, pro rata based on the total principal amount of Debentures held by such holders.

         J. REMEDIES CUMULATIVE. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance giving rise to such remedy and nothing herein shall limit Holder's right to pursue actual damages for any failure by the Borrower to comply with the terms of this Debenture. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder and that the remedy at law for any such breach may be inadequate. The Borrower therefore agrees, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         K. USURY. Nothing herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Borrower to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by the Borrower, or parties liable for the payment of this Debenture, in connection with the loan evidenced by this Debenture, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum rate of interest which is legally permitted by law, then any and all such interest in excess of the maximum legal rate of interest shall be and the same is hereby waived by the Holder hereof, and any and all such interest in excess of the maximum legal rate which has been paid shall be automatically credited against and in reduction of the balance due under this Debenture, and the portion of said excess which exceeds the balance due under this Debenture shall be paid by the Holder to the Borrower.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer as of the date first above written.


                                   ARI NETWORK SERVICES, INC.



                                   By:      /s/  Brian Dearing
                                            ------------------------------------
                                            Brian Dearing,
                                            Chairman and Chief Executive Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

         The undersigned hereby irrevocably elects to convert $        principal
amount of the Debenture (defined below) into shares of common stock, par value
$        per share ("COMMON STOCK"), of ARI Network Services, Inc., a Wisconsin
corporation (the "BORROWER") according to the conditions of the convertible
debentures of the Borrower dated as of             , 200  (the "DEBENTURES"), as
of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

                  Name of DTC Prime Broker:
                                           --------------------------------
                           Account Number:
                                          ---------------------------------

@    In lieu of receiving shares of Common Stock issuable pursuant to this
         Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

                  Name:
                       ------------------------------------
                  Address:
                          ---------------------------------

         The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

         Date of Conversion:
                            ---------------------------------
         Applicable Conversion Price:
                                     --------------------------
         Number of Shares of Common Stock to be Issued
                  Pursuant to (i) Conversion of the Debentures:
                                                               -----------------
         (ii) Conversion of Conversion Default Payments, Delivery Default Payments and/or payments pursuant to Section 2(c) of the Registration Rights
Agreement:
          --------------------------
         Signature:
                   -------------------------------------
         Name:
              ------------------------------------------
         Address:
                 ---------------------------------------

                    ------------------------------------

*Subject to Article II.D of the Debenture(s), the Borrower is not required to issue shares of Common Stock until the original Debenture(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Borrower or its Transfer Agent. The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.